POWER OF ATTORNEY

Know all by these presents that Jayson Maxwell does hereby

make, constitute and appoint each of G. Anthony (Tony) Taylor,

Laurie Beechner, Jeffrey Schwartz,and James W. Forrester, Jr., or any

one of them, as a true and lawful attorney-in-fact of the

undersigned with full powers of substitution and revocation,

for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the

U.S. Securities and Exchange Commission as a result of the

undersigned's ownership of or transactions in securities of

SeaWorld Entertainment, Inc.(i) pursuant to Section 16(a) of the

Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes,including without limitation the Form ID.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of

SeaWorld Entertainment, Inc., unless earlier revoked in writing.

The undersigned acknowledges that G. Anthony (Tony) Taylor,

Laurie Beechner, Jeffrey Schwartz, and James W. Forrester, Jr. are not

assuming any of the undersigned'sresponsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

By: /s/ Jayson Maxwell

Date: April 17, 2024